SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2006

OXFORD MEDIA, INC.
      (FORMERLY BECOMING ART INC.)
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On February 17, 2006 we closed a loan transaction pursuant to the terms and conditions of a Bridge Loan Agreement (which we refer to as the Loan Agreement) with Palisades Master Fund LP (whom we refer to as Palisades), a limited partnership organized and existing under the laws of the British Virgin Islands. Pursuant to the Loan Agreement, we issued our promissory note in favor of Palisades for the loan made by Palisades to us in the aggregate principal amount of $1,666,666.00 (which we refer to as the Loan).  In addition to the note, the Company also issued to Palisades 200,000 shares of our common stock (which we refer to as the Issued Shares). The proceeds of the Loan will be used solely for working capital and general corporate purposes. The note has an interest rate of 10% per annum. The note has a maturity date of the earlier of (i) 120 days after the date of the note, or (ii) our receipt of gross proceeds of at least $9,000,000.00 in a financing or funding transaction. The Loan Agreement contains customary representations and warranties and affirmative and negative covenants.

The Loan Agreement and the note contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Loan Agreement. Palisades may elect to accelerate the maturity of amounts due under the Loan Agreement and the note upon the occurrence and during the continuation of an event of default.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the note is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Issued Shares: As a condition to the closing of the Loan, Palisades shall receive the Issued Shares. The securities issued pursuant to the Loan are being acquired Palisades in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.  Under the Loan Agreement, we have agreed to include the Issued Shares in any registration statement we may file in the future with the SEC covering the resale of the shares of common stock issued by us.

Palisades represented its intention to acquire the securities for investment only and not with a view toward distribution. Palisades was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates, when issued, will have the appropriate legends affixed to the restricted stock.

Conversion Price: As a condition to the closing of the Loan, we also agreed to reduce the conversion price of our Series A Convertible Preferred Stock to $2.50 per share from the current amount of $3.00 per share. As discussed below in this Item 1.01 Palisades is the owner of 4,000,000 shares of the Series A Convertible Preferred Stock. A direct result of the reduction in the conversion price will be to enable Palisades to increase the number of shares of our common stock they will receive upon conversion. Prior to the reduction in the conversion price, Palisades would have received 1,333,333 shares of our common stock upon conversion. As a result of the reduction, Palisades will now receive 1,600,000 shares of our common stock, for an increase of 266,667 shares of our common stock.

Prior Relationship With Palisades: On September 23, 2005, we issued Palisades 4,000 shares of our with the Series A Convertible Preferred Stock, as well as Warrants to acquire our common stock. Additional information concerning the issuance of the Series A Convertible Preferred Stock and the Warrants can be found in our current report on Form 8-K filed on September 29, 2005. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the Loan, including the terms and conditions of the note issued in connection with the Loan, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of the maturity date of the note pursuant to the terms of the note and the Loan, set forth in Item 1.01 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

See the description of the Issued Shares issued in connection with the Loan set out in Item 1.01 above, which description is incorporated in this Item 3.02 by reference.

SECTION 7 - REGULATION FD

Item 7.01	Regulation FD Disclosure

The information set forth above is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Bridge Loan Agreement

10.2	Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Lewis Jaffe
Lewis Jaffe, President/Chief Executive Officer

Date:  February 22, 2006